As filed with the Securities and Exchange Commission on April 26, 2019

Registration No. 333-229687

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRE-EFFECTIVE AMENDMENT NO. 3

Great American Life Insurance Company

(Exact name of registrant as specified in its charter)

Ohio	6311	13-1935920
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 East Fourth Street, Cincinnati, Ohio 45202

(513) 357-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Gruber

Great American Life Insurance Company

301 East Fourth Street, Cincinnati, Ohio 45202

(513) 357-3300

(Name and Address of Agent of Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered pursuant to this Registration Statement	Proposed maximum offering price per unit	Proposed maximum aggregate offering price including previously registered securities	Amount of registration fee, including fee paid for previously registered securities
Individual Fixed-Indexed Flexible Premium Deferred Annuity Contract	$0(1)	N/A(2)	$500,000,000(1)	$50,350(3)

(1)

No amount is to be registered pursuant to this Registration Statement beyond the $500,000,000 of securities previously registered for sale pursuant to Registrant’s Registration Statement on Form S-1 (File No. 333-207914), which was filed and became effective on February 16, 2016 (“Registration Statement No. 1”). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), all unsold securities from Registration Statement No. 1 will be added to this Registration Statement and the offering of securities under Registration Statement No. 1 will be deemed terminated as of the date of effectiveness of this Registration Statement. As of March 31, 2019 there were $456,224,309 of unsold shares registered pursuant to Registration Statement No. 1.

(2)	The proposed maximum offering price per unit is not applicable because these securities are not issued in predetermined amounts or units.
(3)

The Registrant previously paid a registration fee in the amount of $50,350 with respect to the securities registered pursuant to Registration Statement No. 1. Securities registered pursuant to the Registration Statement No. 1that are unsold as of the effective date of this Registration Statement will be included in this Registration Statement pursuant to Rule 415(a)(6) as of the effective date. The previously paid fee will continue to be applied to such unsold shares, which the Registrant may continue to offer and sell.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-229687) of Great American Life Insurance Company is to provide Exhibit 5 to the Registration Statement as indicated in Item 16(a) of Part II of this amendment. No change is made to Part I or Part II of the Registration Statement, other than to Item 16(a) of Part II and the Index to Exhibits, and those items have therefore been omitted. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II, the Index to Exhibits, the signature page to the Registration Statement and the exhibit filed herewith.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

(1)

Principal Underwriting Agreement between Great American Life Insurance Company and Great American Advisors, Inc. effective as of February 2, 2018 is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession—Not applicable.

(3)(i)	Amended and Restated Articles of Incorporation are incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)(ii)	Amended and Restated Code of Regulations is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(a) Contracts

	(1)	Index FrontierSM 7 Individual Deferred Annuity Contract (Form No. P11822317NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

	(2)	Endorsement-Limitations on Transfer or Assignment (Form No. E1824618NW) is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

	(3)	Index FrontierSM 5 Individual Deferred Annuity Contract (Form No. P1182217NW) is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

(4)(b) Tax Endorsements

	(1)	Inherited Contract Endorsement (Form No. E1091612NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

	(2)	Individual Retirement Annuity Endorsement (Form No. E6004010NW) is incorporated by reference to Pre- Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

	(3)	Roth Individual Retirement Annuity Endorsement (Form No. E6004108NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

	(4)	Savings Incentive Match Plan for Employees Individual Retirement Annuity Endorsement (Form No. E6004202NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

	(5)	Individual Retirement Annuity Endorsement for Inherited IRA (Form No. E6014407NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

	(6)	Governmental Section 457 Plan Endorsement (Form No. E6004505NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

	(7)	Tax Sheltered Annuity Endorsement (Form No. E6004308NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

	(8)	Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (TSA 403(B)/Roth 403(B)) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

	(9)	Qualified Pension, Profit Sharing and Annuity Plan Endorsement (Form No. E6004405NW) (401(A), Pension or Profit Sharing) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(4)(c) Strategy Endorsements

	(1)	Declared Rate Strategy-Crediting Strategy Endorsement-Interest Subject to a Guaranteed Minimum Interest Rate (Form No. E1822417NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

	(2)	S&P 500 Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1822517NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

	(3)	S&P 500 Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1822617NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

Part II - Page 1

	(4)	SPDR Gold Shares Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1822717NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

	(5)	SPDR Gold Shares Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1822817NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

	(6)	iShares U.S. Real Estate Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1822917NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

	(7)	iShares U.S. Real Estate Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1823017NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(4)(d) Waiver Riders

	(1)	Terminal Illness Waiver Rider (Form No. R1462416NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

	(2)	Extended Care Waiver Rider (Form No. R1462316NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

	(3)	California Extended Care Waiver Rider (Form No. R1462316CA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)	Opinion re Legality is filed herewith.

(8)	Opinion re Tax Matters—Not applicable.

(9)	Voting Trust Agreement—Not applicable.

(10)	Materials Contracts—Not applicable.

(11)	Statement re Computation of Per Share Earnings—Not applicable.

(12)	Statements re Computation of Ratios—Not applicable.

(15)	Letter re Unaudited Interim Financial Information—Not applicable.

(16)	Letter re Change in Certifying Accountant—Not applicable.

(21)	Subsidiaries of the Registrant—Information about the subsidiaries of Great American Life Insurance Company is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of Great American Life Insurance Company on April 24, 2019. 1933 Act File No. 333- 229687.

(23)	(a)	Consent of legal counsel is included in Opinion re Legality that is filed herewith as Exhibit 5.

	(b)	Consent of independent registered public accounting firm is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of Great American Life Insurance Company on April 24, 2019. 1933 Act File No. 333- 229687.

(24)		Powers of Attorney are incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of Great American Life Insurance Company on April 24, 2019. 1933 Act File No. 333- 229687.

(25)		Statement of Eligibility of Trustee—Not applicable.

(26)		Invitation for Competitive Bids—Not applicable.

(99)		Additional Exhibits – None

(101)		Interactive Data File is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of Great American Life Insurance Company on April 24, 2019. 1933 Act File No. 333- 229687.

Part II - Page 2

INDEX TO EXHIBITS

GREAT AMERICAN LIFE INSURANCE COMPANY

Number	Exhibit Description

5	Opinion re Legality

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement on Form S-1 for the Modified Single Premium Deferred Annuity Contract to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on April 26, 2019.

Great American Life Insurance Company

April 26, 2019	By:	/s/ Christopher P. Miliano
Christopher P. Miliano

Executive Vice President, Chief Financial Officer, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement on Form S-1 for the Modified Single Premium Deferred Annuity Contract has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mark F. Muething	President
Mark F. Muething*	Chief Operating Officer Director

/s/ Jeffrey G. Hester	Director
Jeffrey G. Hester*

/s/ Michael J. Prager	Director
Michael J. Prager*

/s/ Christopher P. Miliano	Executive Vice President and Treasurer	April 26, 2019
Christopher P. Miliano	Chief Financial Officer
Chief Accounting Officer Director

/s/ John P. Gruber	Director	April 26, 2019
John P. Gruber	Senior Vice President and Secretary General Counsel

*By: /s/ John P. Gruber	As Attorney-in-Fact pursuant to powers of attorney filed herewith
John P. Gruber

Date: April 26, 2019